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CUSIP No. 55306N 10 4                13G                Page 8 of 8 Pages
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                                                                    EXHIBIT 99.1

                                    AGREEMENT


         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G needs be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of MKS Instruments, Inc.

         EXECUTED as a sealed instrument this 12th day of February, 2004.


                                                      /s/ Jennifer C. Snyder
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                                                     Jennifer C. Snyder

                                                      /s/ A. Silvana Giner
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                                                     A. Silvana Giner